EXHIBIT 10.40

                                    AGREEMENT

This Agreement is made on the 20th day of August, 2002.

BETWEEN THE PARTIES

A-GAS (AUSTRALIA) PTY LTD ("A-Gas") (ABN 18 066 273 247) whose registered address is 9-11 Oxford Road, Laverton North Victoria 3026.

AND

VIRTUAL TECHNOLOGIES (AUSTRALIA) PTY LTD ("VTPL") (ABN 17 078 419 646) whose registered address is 13 Malcolm Court Mount Waverley Victoria 3149.

WHEREAS:

A. VTPL has intellectual property and product information (the Information) and is licensed to manufacture the specialty refrigerant gas known as SOLPOWER - SP34e (the Product).

B. A-Gas has storage, blending and packaging facilities for CFC replacement products, used as refrigerants, located at 9 -11 Oxford Road Laverton North Victoria (the Laverton Premises)

C. VTPL has existing blending and decanting equipment (the Plant) and cylinders (the Bulk Cylinders) for use in the manufacture and distribution of the Product.

D. VTPL wishes to lease the Plant to A-Gas and to relocate the Plant and the Cylinders to the Laverton Premises.

E. A-Gas wishes to manufacture, package, distribute and sell the Product exclusively into the Heatcraft Group, on behalf of VTPL, and to manufacture and package the Product for VTPL to distribute to customers independent to the Heatcraft Group.

THE PARTIES HAVE AGREED TERMS AND CONDITIONS AS FOLLOWS:

     GENERAL

     1.1 VTPL warrants that it is the holder of a license to manufacture and distribute the Product and is allowed under its license to assign such intellectual property to A-Gas for the manufacture of the Product.

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     1.2    VTPL  will  provide  A-Gas  with  all  the   necessary   Information
            including, but not limited to, formulation and production protocols and procedures to allow A-Gas to manufacture the Product to VTPL's specification. A-Gas undertakes to ensure that all the Information provided by VTPL remains confidential and A-Gas further agrees to ensure that at all times during and after the term of this agreement that the Information remains protected.

     1.3 VTPL appoints A-Gas as the sole manufacturer and distributor of the Product for Australia and New Zealand with effect from the date of this Agreement (the Commencement Date).

     1.4 VTPL agrees to be bound by the A-Gas "Terms and Conditions of Sale" as amended from time to time by A-Gas, a copy of which is attached in Appendix 1, (the A-Gas Terms and Conditions). In the event of any inconsistency between the terms of this Agreement and the A-Gas Terms and Conditions, this Agreement takes precedence.

     DURATION

     2.1    Subject  to  Clause  9,  this   Agreement   shall  commence  on  the
            Commencement Date and will continue for a period of five (5) years thereafter (the Initial Period)

     2.2 The Agreement will be automatically renewed for further periods of three (3) years (the Renewal Periods), unless terminated by either one of the Parties giving not less than 12 months notice, in writing, of termination prior to the commencement of a Renewal Period or as a result of Clause 9.

     PRODUCT

     3.1 The Information supplied and assigned under this Agreement, are the processes, procedures and protocols associated with the manufacture of the Product, as detailed in Appendix 2.

     3.2 Under this agreement A-Gas warrants that at all times it will manufacture and record thee details of each batch of the Product manufactured at the Laverton Premises, in strict accordance with only the processes, procedures and protocols provided by VTPL as detailed in Appendix 2.

     3.3 A-Gas accepts that the Product is well established in the Australian and New Zealand refrigeration industry markets, and will use its best endeavors to maintain the reputation of the Product and the associated brand name SOLPOWER - SP34E and to advise VTPL immediately there is any threat to this in anyway whatsoever.

     3.4 A-Gas agrees to supply the Product from time to time to VTPL in cylinders supplied directly by VTPL, or in cylinders supplied indirectly by its customers, for use outside of the Heatcraft Group, subject to these cylinders being compliant with all relevant Australian statutory standards and regulations.

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     3.5    A-Gas agrees to supply the Product to VTPL in cylinders suitable for export to New Zealand. These cylinders will be supplied by VTPL, except where affiliates within the Heatcraft Group in New Zealand require the Product in cylinders with a capacity of 400KG or more, or in smaller refillable cylinders.

     3.6 Additional products may be added to this Agreement as agreed by both parties from time to time.

     PLANT

     4.1 The Plant and Bulk Cylinders and all other associated equipment, as detailed in Appendix 3, remain the property of VTPL.

     4.2 VTPL warrants that it is the owner of the Plant and the Bulk Cylinders and all other associated equipment all of which is fit for its intended purpose including complying with all statutory requirements and regulations.

     4.3 The Plant is to be located at the Laverton Premises as soon as is practical but no later than 60 days following the Commencement Date.

     4.4    The relocation of the Plant will be to VTPL's account.

     4.5    A-Gas  will  use  its  best  endeavors  to take  care of the  Plant,
            including   performing  general   maintenance  as  required  in  the
            day-to-day use of the Plant.

     4.6 Regular preventative maintenance of the Plant to ensure correct on-going performance and compliance with relevant safety standards will be the responsibility of A-Gas.

     4.7 Replacement of items of Plant required to ensure correct on-going operation will be paid by VTPL, subject to all costs for repairs being quoted and agreed by VTPL in writing, prior to the commencement of any work on the Plant.

     4.8 The cost of repairs due to damage to the Plant caused by misuse, or accident of any kind, will be the responsibility of A-Gas.

     4.9 A-Gas will be responsible for insuring the Plant against standard risks of fire and other forms of damage, to the "agreed replacement value" of $150,000-00, as detailed in Appendix 4.

     FEES

     5.1 A-Gas will pay VTPL a Royalty Fee on all sales of the Product to the Heatcraft Group.

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     5.2    The Royalty Fee from the Commencement Date is set at $4.75/kg and is based on the current selling price for the Product to the Heatcraft Group of $18.00/kg (the Bulk Selling Price).

     5.3 A-Gas agrees to verify and confirm the sales volumes into the Heatcraft Group by independent audit and confirmation by the Heatcraft Group.

     5.4 A-Gas will notify VTPL, in writing, of the volume of Product sold to the Heatcraft Group in a given month, within seven (7) working days from the end of that month and will pay the Royalty Fee no later than 37 days from month end of invoicing.

     5.5 All Product sold directly to VTPL will be invoiced FIS to the designated delivery point within Australia, at $13.25/kg (the Bulk Manufacturing Price) from the Commencement Date.

     5.6    No Royalty Fee is payable on Product sold directly to VTPL.

     5.7 A-Gas recognize that within the Bulk Manufacturing Price VTPL are contributing $0.25/KG to A-Gas toward the cost of supplying suitably trained and knowledgeable technical and sales representation to develop sales and technically support the Product in the Heatcraft Group, on an on-going basis.

     5.8 VTPL agree to make a further contribution of $0.25/KG to A-Gas, on a pro-rata basis, where sales of the Product into the Heatcraft Group exceed 100,000KG in any Fiscal Year (July 1 to June 30).

     5.9 VTPL, at its discretion, may make a further contribution of $0.25/KG, on a "matched dollar for dollar" basis with A-Gas, to support mutually agreed marketing and sales initiatives put forward by A-Gas from time to time to promote the Product within the Heatcraft Group.

     5.10 In return for the use of the Plant, A-Gas agrees to pay VTPL a fee (Lease Fee) of $1.00 pa.

     PRICING, FORECASTS AND REVIEWS

     6.1 A-Gas will purchase all raw materials required to manufacture the Product and will maintain the current price of the major ingredient, R134a, at $9.45/KG until December 31, 2002. Any price movement, either a reduction or increase, in the price of R134a, after that period will be reflected in the Bulk Manufacturing Price and Royalty Fee.

     6.2 The Parties agree to meet not less than quarterly, in May, August, November and February to review, in good faith, the Royalty Fee and the Bulk Manufacturing Price, taking into account raw material costs, FX movement, labour costs for the Product, and all other Government and Industry charges (AFC levy, RRA levy etc.).

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     6.3    In the event that:

          *    The review is not agreed; and

          * VTPL provides a written quote from another source with sufficient detail to evidence that it is able to purchase the major ingredient R134a of comparable quantity and quality for a minimum period of three months; and

          * that other source is able to supply the R134a for a quoted price of at least 10% less than the current A-Gas price on the same terms and conditions; then A-Gas shall at its option reduce the price of the R134a to match the quoted price or allow VTPL to purchase R134a outside of this Agreement for such a period as the condition persists.

     6.4 VTPL will provide A-Gas with a six (6) month sales forecast detailing the rolled quantities of the Product expected to be required by VTPL. Such forecasts shall be used by A-Gas for planning purposes only and shall not be considered in any way binding upon VTPL.

     6.5 The Parties agree to meet not less than bi-monthly, and more frequently if required, to review and discuss sales results, sales trends, market trends, and all other relevant business relating to the Product and the Plant.

     6.6 It is agreed all prices quoted are in A$ and are exclusive of GST and other Government and Industry charges

     PAYMENT TERMS

     7.1 All invoices for Product will be payable 30 days after end of month statement, unless otherwise agreed in writing. The Lease Fee will be paid on each anniversary of the Commencement Date and the Royalty Fee will be payable by A-Gas to VTPL 37 days after month end of invoicing of the Product.

     CYLINDERS

     8.1 All Cylinders supplied and owned by A-Gas for the packaging of the Product, for distribution into the Heatcraft Group, remain the property and responsibility of A-Gas at all times. Should VTPL require the Product in A-Gas Cylinders, for whatever reason, VTPL agrees to pay the A-Gas Cylinder Service Charges including all costs for lost or damaged Cylinders in accordance with Appendix 5.

     8.2 In the event of termination of this Agreement, for whatever reason, VTPL are responsible for returning all A-Gas Cylinders to A-Gas within three (3) months of the termination date. In the event that Cylinders are not returned within that period, VTPL agree to pay to

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            A-Gas the full replacement costs for those Cylinders not returned as detailed in Appendix 5.

     8.3 A-Gas acknowledge that VTPL have supplied a quantity of Bulk Cylinders of 400KG and 800KG capacity, complete with copies of the Manufacturer's Data Reports. (See Appendix 3 for details). These cylinders are to be used exclusively for the supply of the Product direct to VTPL, for distribution to customers independent of the Heatcraft Group. These VTPL cylinders will be generally maintained by A-Gas for this exclusive purpose and will be stored, flushed and vacuumed by A-Gas at the Laverton Premises before each refilling. These tanks will always remain the property of VTPL.

     8.4 VTPL will remain solely responsible for the whereabouts and return of their Bulk Cylinders and will be responsible for their Bulk Cylinders being compliant with all relevant Australian statutory standards and regulations as well as all costs associated with any repairs required from time to time.

     TERMINATION

     9.1 Either Party may terminate this Agreement with immediate effect by giving notice to the other party if:

          * that other party breaches any provision of this Agreement and fails to remedy the breach within 30 days after receiving notice, in writing, requiring them to do so.

          * that other party breaches a material provision of this Agreement where that breach is not capable of remedy; or

          *    any event referred to below happens to the other party.

     9.2    Each party must notify the other party immediately if:

          * that party disposes of the whole or part of its assets, operations or business other than in the ordinary course of business;

          *    that party ceases to carry on business;

          * that party ceases to be able to pay its debts as they become due; any step is taken by a mortgagee to take possession or dispose of the whole or part of that party's assets, operations or business; or

          * any step is taken to enter into any arrangement between that party and its creditors;

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          *    any step is taken to appoint a receiver, a reviver and manager, a trustee in bankruptcy, a provisional liquidator, a liquidator. An administrator or other like person of the whole of part of that party's assets, operations or business.

     9.3 Termination if this Agreement under this clause does not affect any accrued rights or remedies of either party

     CONFIDENTIALITY

     10.1 All information of a proprietary nature, excluding that which is public knowledge at the Commencement Date, disclosed by one party to the other during the term of this Agreement shall be considered as confidential and shall not be disclosed to any party outside the field of this Agreement. This includes all secrets, know-how, technical or commercial data, discoveries and methods provided by one party to the other for the performance of this Agreement and covers individuals as well as corporate entities associated with either party.

     NOTICES

     11.1 All written notices in connection with this Agreement may be addressed:

                  In the case of A-Gas to:

                  A-Gas (Australia) Pty Ltd
                  9-11 Oxford Road
                  Laverton North VIC 3026
                  Attn: Mr Scott Miller

                  In the case of VTPL

                  Virtual Technologies (Australia) Pty Ltd
                  PO Box 3052
                  Moorabbin East, VIC 3189
                  Attn: Mr Les Woolridge

     ENTIRE CONTRACT

     12.1 This Agreement, and the appendices hereto, contains all the express provisions agreed on by the Parties with regard to the subject matter of this Agreement and the Parties waive the right to rely on any alleged express provision not contained in the Agreement or the appendices hereto.

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     NO REPRESENTATIONS

     13.1 Neither Party may rely on any representation, which allegedly induced that party to enter into this Agreement, unless the representation is recorded in this Agreement or appendices hereto.

     ASSIGNMENT

     14.1 Neither party may assign its rights or delegate its obligations without the prior written consent of the other party, which shall not be unreasonably be withheld or delayed.

15.  APPLICABLE LAW

     15.1 This Agreement shall be interpreted and implemented in accordance with the laws of the State of Victoria, Australia and any dispute shall be referred to the exclusive jurisdiction of the Victorian Courts.

EXECUTED AS AN AGREEMENT

Signed for and on behalf of                 )
A-GAS (AUSTRALIA) PTY LTD                   )  /s/
the presence of                             )  ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Title

---------------------------------              ---------------------------------
Witness                                        Date

Signed for and on behalf of                 )
VIRTUAL TECHNOLOGIES (AUSTRALIA) PTY LTD.   )  /s/
In the presence of                          )  ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Title

---------------------------------              ---------------------------------
Witness                                        Date

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